CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information for AllianceBernstein Equity Income Fund, Inc. (formerly known as AllianceBernstein Utility Income Fund, Inc.) in Amendment No. 30 to the Registration Statement (Form N-1A No. 33-66630) of AllianceBernstein Equity Income Fund, Inc., as amended September 1, 2010.

                                                               ERNST & YOUNG LLP

New York, New York
August 31, 2010